Exhibit 99.1

KCS ANNOUNCES EXCHANGE OFFERS AND CONSENT

SOLICITATIONS FOR $2.125 BILLION OF SENIOR NOTES

Kansas City Missouri, November 9, 2015 — Kansas City Southern (“KCS”) (NYSE: KSU) announced today that it has commenced offers to exchange (the “Exchange Offers”) any and all outstanding notes of the series set forth on the table below issued by its wholly-owned subsidiaries (i) The Kansas City Southern Railway Company (“KCSR”) and (ii) Kansas City Southern de México, S.A. de C.V. (“KCSM”) (collectively, the “Existing Notes”), for the consideration summarized in the table below, consisting of new notes to be issued by KCS (collectively, the “KCS Notes”) and cash.

KCS is conducting the Exchange Offers to simplify its capital structure, improve its credit profile and enhance the secondary market liquidity of its debt securities by providing current holders of Existing Notes the option to obtain securities issued by KCS.

The Exchange Offers and Consent Solicitations (as defined below) are being made, and the KCS Notes are being offered and will be issued, only (a) in the United States to holders of Existing Notes who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) outside the United States to holders of Existing Notes who are persons other than U.S. persons in reliance upon Regulation S under the Securities Act (collectively, “Eligible Holders”).

					Consideration per $1,000 Principal Amount of Existing Notes Tendered
					Exchange Consideration		Early Participation Premium	Total Consideration
Issuer of Notes to be Exchanged	Series of Notes to be Exchanged	Principal Amount Outstanding ($mm)	CUSIP No.	Series of KCS Notes to be Issued	KCS Notes (principal amount)	Consent Payment	KCS Notes (principal amount)	KCS Notes (principal amount)	Consent Payment
KCSR	3.85% Senior Notes due 2023	$200	485188 AM8	3.85% Senior Notes due 2023	$970	$2.50	$30	$1,000	$2.50
KCSR	4.30% Senior Notes due 2043	$450	485188 AN6	4.30% Senior Notes due 2043	$970	$2.50	$30	$1,000	$2.50
KCSR	4.95% Senior Notes due 2045	$500	485188 AP1	4.95% Senior Notes due 2045	$970	$2.50	$30	$1,000	$2.50
KCSM	Floating Rate Senior Notes due 2016	$250	485161 AU7	Floating Rate Senior Notes due 2016	$970	$2.50	$30	$1,000	$2.50
KCSM	2.35% Senior Notes due 2020	$275	485161 AQ6	2.35% Senior Notes due 2020	$970	$2.50	$30	$1,000	$2.50
KCSM	3.00% Senior Notes due 2023	$450	485161 AS2	3.00% Senior Notes due 2023	$970	$2.50	$30	$1,000	$2.50

In exchange for each $1,000 principal amount of Existing Notes that are validly tendered (and not validly withdrawn) on or prior to 5:00 p.m., New York City time, on November 23, 2015, unless extended by KCS (the “Early Participation Date”), Eligible Holders thereof will receive the total consideration set out in the table above (the “Total Consideration”), which consists of $1,000 principal amount of KCS Notes of like tenor and coupon and the consent payment set out in the table above (the “Consent Payment”) of $2.50 in cash. The Total Consideration includes the early participation premium set out in the table above (the “Early Participation Premium”) of $30 principal amount of KCS Notes. In exchange for each $1,000 principal amount of Existing Notes that is validly tendered (and not validly withdrawn) after the Early Participation Date but on or prior to 11:59 p.m., New York City time, on December 8, 2015, unless extended by KCS (the “Expiration Date”), Eligible Holders thereof will receive only the exchange consideration set out in the table above (the “Exchange Consideration”), which consists of $970 principal amount of KCS Notes of like tenor and coupon and the Consent Payment of $2.50 in cash. The Exchange Consideration is equal to the Total Consideration less the Early Participation Premium. In addition, participating Eligible Holders who validly tender (and do not validly withdraw) will receive accrued and unpaid interest in cash on their accepted Existing Notes, up to, but not including, the settlement date. Each KCS Note issued in exchange for an Existing Note will have an interest rate, interest payment dates and maturity date that are identical and redemption provisions that are substantially similar to the tendered Existing Note, and will bear interest from the settlement date.

The KCS Notes will be jointly and severally guaranteed by KCSR and each other current and future domestic subsidiary of KCS (collectively, the “Note Guarantors”) that guarantees a new $800.0 million revolving credit facility of KCS (the “KCS Revolving Credit Facility”) or certain other debt of KCS or a Note Guarantor. KCS has received commitments from certain financial institutions for the entire amount of the KCS Revolving Credit Facility.

Concurrently with the Exchange Offers, KCS is soliciting consents (the “Consents”) on behalf of KCSR or KCSM, as applicable (the “Consent Solicitations”), from each Eligible Holder of the Existing Notes relating to proposed amendments (the “Proposed Amendments”) to eliminate (i) covenants in the indenture governing the applicable Existing Notes (collectively, the “Existing Indentures”) with respect to (a) liens, (b) changes of control, (c) additional guarantors, (d) reports and (e) to the extent described in the confidential offering memorandum and consent solicitation statement (the “Offering Memorandum”), consolidations, mergers and sales of assets and (ii) all events of default with respect to the applicable Existing Notes, other than events of default relating to the failure to pay principal of (or premium, if any, on) and interest on such Existing Notes and the enforceability of the guarantees (if any). Eligible Holders may not consent to the applicable Proposed Amendments without tendering their Existing Notes in the applicable Exchange Offer and Eligible Holders may not tender their Existing Notes for exchange without consenting to the applicable Proposed Amendments.

KCSR or KCSM, as applicable, and the guarantors, if any, intend to execute a supplement to an Existing Indenture (each, a “Supplemental Indenture”) with the applicable trustee of such Existing Notes with respect to the applicable Proposed Amendments promptly following the receipt of Consents from holders of a majority of the outstanding aggregate principal amount of applicable Existing Notes (excluding (i) with respect to any Existing Notes issued by KCSR, any such Existing Notes that are owned by KCSR, a guarantor or any affiliate of KCSR or any guarantor and (ii) with respect to any Existing Notes issued by KCSM, any such Existing Notes that are owned by KCSM or any affiliate of KCSM) (with respect to each series of Existing Notes, the “Requisite Consents”). Accordingly, Supplemental Indentures may be executed at any time after commencement of the Exchange Offers and Consent Solicitations. The applicable Supplemental Indenture will become effective upon execution, but will provide that the applicable Proposed Amendments will not become operative until KCS accepts the applicable Existing Notes for exchange in the applicable Exchange Offer. Validly tendered Existing Notes, and delivered Consents, may be withdrawn or revoked prior to the applicable Supplemental Indenture becoming effective (such date and time with respect to each Supplemental Indenture, the “Withdrawal Date”) and, except as required by law, after such time may not be validly withdrawn or revoked. If an Exchange Offer and related Consent Solicitation is terminated or withdrawn, the related Existing Indenture will remain in effect in its present form.

Existing Notes validly tendered and not validly withdrawn prior to the applicable Withdrawal Date may not be withdrawn on or after the applicable Withdrawal Date and Existing Notes tendered on or after the applicable Withdrawal Date may not be withdrawn at any time, in each case unless the applicable Exchange Offer and related Consent Solicitation is terminated without any applicable Existing Notes being accepted or as required by applicable law.

The consummation of each Exchange Offer and Consent Solicitation is subject to and conditional upon the satisfaction or waiver of a number of conditions as described in the Offering Memorandum, including, among other things, that KCS enter into the KCS Revolving Credit Facility on the settlement date. In addition, KCS has the right to amend or terminate any of the Exchange Offers and Consent Solicitations and extend the Expiration Date or Early Participation Date for any of the Exchange Offers and Consent Solicitations in its sole discretion.

KCS has retained D.F. King & Co., Inc. to serve as the information agent and exchange agent (the “Information Agent and Exchange Agent”) for the Exchange Offers and Consent Solicitations. Requests for documents, including the Offering Memorandum, may be directed to D.F. King & Co., Inc. by telephone at (212) 269-5550 (brokers and banks) or (800) 821-8784 (all others), in writing at 48 Wall Street, 22nd Floor, New York, New York 10005 or by email at kcs@dfking.com.

The KCS Notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, and will therefore be subject to substantial restrictions on transfer. KCS and the Note Guarantors will enter into a registration rights agreement with respect to the KCS Notes and the note guarantees.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to, any securities. The Exchange Offers and Consent Solicitations are made only by and pursuant to the terms of the Offering Memorandum. None of KCS, KCSR, KCSM, the dealer managers or the Information Agent and Exchange Agent makes any recommendations as to whether holders should tender their Existing Notes in the Exchange Offers and Consent Solicitations. Holders must make their own decisions as to whether to tender Existing Notes and, if so, the principal amount of Existing Notes to tender.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding is KCSR, serving the central and south central U.S. Its international holdings include KCSM, serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur. Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof. Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, KCSM; the termination of, or failure to renew, agreements with customers, other railroads and third parties; interest rates; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; credit risk of customers and counterparties and their failure to meet their financial obligations; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic conditions; political and economic conditions in Mexico and the level of trade between the United States and Mexico; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business. More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 1-4717) and subsequent reports. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern

William H. Galligan, 816-983-1551

bgalligan@kcsouthern.com

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